EXHIBIT 99.1
LIONSGATE REPORTS REVENUE OF $326.6 MILLION AND NET
LOSS OF $64.1 MILLION FOR FIRST QUARTER OF FISCAL 2011
ADJUSTED EBITDA IS NEGATIVE $13.7 MILLION COMPARED
TO $53.4 MILLION IN PRIOR YEAR FIRST QUARTER
Basic Net Loss Per Common Share Is $0.54 For Fiscal 2011 First Quarter Compared
To Basic Net Income Per Common Share of $0.31 In Prior Year’s First Quarter
Santa Monica, CA, and Vancouver, BC (August 9, 2010) — Lionsgate (NYSE: LGF), the leading next generation studio, today reported revenue of $326.6 million and adjusted EBITDA of negative $13.7 million for the first quarter of fiscal year 2011 (quarter ended June 30, 2010).
Revenue declined 14% compared to the prior year’s first quarter due primarily to the deconsolidation of TV Guide Network revenue, timing of television deliveries, decline in Mandate Pictures revenue compared to a record quarter last year as well as a decline in home entertainment revenue attributable to the smaller theatrical slate in fiscal 2010.
The Company noted that its television business remains on track to exceed last year’s $351 million in revenue and $39.5 million contribution before overhead for the full year. The Company’s first quarter library revenue was consistent with the prior year’s first quarter, and full year library revenue is expected to equal or surpass last year’s record revenue and cash flow.
The Company reported adjusted EBITDA of negative $13.7 million in the first quarter compared to $53.4 million for the prior year first quarter. Net loss was $64.1 million in the quarter compared to net income of $36.3 million in the prior year’s first quarter. The loss was attributable primarily to an increase of $71.2 million in theatrical marketing costs as the Company distributed three wide releases in the quarter compared to one wide release in the prior year’s first quarter. Stock-based compensation increased $23.3 million in the first quarter, primarily reflecting accelerated vesting of restricted share units (RSU’s), stock options and stock appreciation rights caused by the triggering of change of control provisions in senior management contracts. The quarter also included $7.3 million in corporate defense costs related to shareholder activist activities.

Basic net loss per common share for the quarter was $0.54 on 118.2 million weighted average common shares outstanding, compared to basic net income of $0.31 on 117.1 million weighted average common shares outstanding in the prior year’s first quarter.
“Our first quarter was affected by marketing costs for our three wide releases, timing of television deliveries and the underperformance of our theatrical release KILLERS,” said Lionsgate Co-Chairman and Chief Executive Officer Jon Feltheimer. “With our upcoming theatrical slate, beginning with this Friday’s opening of THE EXPENDABLES, and the continued strength of our television, library and channel businesses, we remain poised to achieve our full year financial targets.”
Overall motion picture revenue for the first quarter of fiscal 2011 was unchanged from the first quarter of the prior year at $272.7 million. Within the motion picture segment, theatrical revenue was $71.3 million, an increase of 214% from the prior year’s first quarter, as the Company’s theatrical release slate of Tyler Perry’s WHY DID I GET MARRIED TOO?, KICK ASS and KILLERS achieved significantly higher box office than the film slate in the first quarter of the prior year, which included one wide release, CRANK 2: HIGH VOLTAGE.
Lionsgate’s home entertainment revenue from both motion pictures and television was $117.1 million in the first quarter, a 22% decline from the first quarter of the prior year, reflecting a smaller fiscal 2010 theatrical slate. The home entertainment revenue from theatrical titles such as DAYBREAKERS, FROM PARIS WITH LOVE, THE SPY NEXT DOOR and BROTHERS compared to revenue from the slate of MADEA GOES TO JAIL, MY BLOODY VALENTINE 3-D, TRANSPORTER 3, NEW IN TOWN and THE SPIRIT in the prior year’s first quarter. DAYBREAKERS, FROM PARIS WITH LOVE and THE SPY NEXT DOOR all ranked among the industry’s top six titles in terms of DVD-to-box office conversion rate in the quarter as Lionsgate, bolstered by its distribution agreement with Redbox, maintained its leadership in DVD-to-box office conversion.
Television included in motion picture revenue (primarily pay television) was $30.0 million in the first quarter, an increase of 46% from the prior year’s first quarter, driven by a slate that included PRECIOUS, BROTHERS, GAMER, Tyler Perry’s I CAN DO BAD ALL BY MYSELF and RAMBO.
International motion picture revenue of $29.1 million (excluding Lionsgate U.K.) in the first quarter increased 66% from the prior year’s first quarter. The slate of KICK ASS, KILLERS, BROTHERS, DAYBREAKERS and SAW VI compared favorably to the slate in the prior year’s first quarter.
Lionsgate U.K. revenue also increased, growing 9% to $16.3 million, reflecting the strength of Lionsgate titles such as BROTHERS and DAYBREAKERS and third-party titles such as the Academy Award(R)-winning THE HURT LOCKER.

Mandate Pictures’ revenue of $13.3 million in the first quarter declined 75% from the prior year’s first quarter, affected primarily by timing and a slate that compared to revenues from the prior year’s record first quarter slate that included DRAG ME TO HELL, JUNO and PASSENGERS.
Television production revenue was $53.9 million, a 38% decline from the prior year’s first quarter, attributable primarily to timing as deliveries of one episode of “Mad Men Season 4” and eight episodes of “Scream Queens Season 2” compared to deliveries of six episodes of “Weeds Season 5” and 12 episodes of “Nurse Jackie Season 1” in the prior year’s first quarter.
However, within that total, Debmar-Mercury’s revenue increased 55% to $31.8 million in the first quarter on increased revenue from “Tyler Perry’s House of Payne,” “Meet The Browns” and “The Wendy Williams Show.”
Lionsgate’s filmed entertainment backlog increased to $478.6 million at June 30, 2010, one of the highest totals in the Company’s history. Filmed entertainment backlog represents the amount of future revenue not yet recorded from contracts for the licensing of films and television product for television exhibition and in international markets.
Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal year 2011 first quarter financial results at 9:00 A.M. ET/6:00 A.M. PT on Tuesday, August 10, 2010. Interested parties may participate live in the conference call by calling 1-800-230-1092 (612-288-0337 outside the U.S. and Canada). A full digital replay will be available from Tuesday morning, August 10, through Tuesday, August 17, by dialing 1-800-475-6701 (320-365-3844 outside the U.S. and Canada) and using access code 166802.
About Lionsgate
Lionsgate (NYSE: LGF) is the leading next generation studio with a strong and diversified presence in the production and distribution of motion pictures, television programming, home entertainment, family entertainment, video-on-demand and digitally delivered content. The Company has built a strong television presence in production of prime time cable and broadcast network series, distribution and syndication of programming through Debmar-Mercury and an array of channel assets. Lionsgate currently has 15 shows on more than 10 networks spanning its prime time production, distribution and syndication businesses, including such critically-acclaimed hits as “Mad Men”, “Weeds” and “Nurse Jackie” along with new series such as “Blue Mountain State” and “Running Wilde” and the syndication successes “Tyler Perry’s House Of Payne”, its spinoff “Meet The Browns” and “The Wendy Williams Show”.
Its feature film business has generated such recent hits as TYLER PERRY’S WHY DID I GET MARRIED TOO?, KICK ASS and the critically-acclaimed PRECIOUS, which garnered nearly $50 million at the North American box office and won two Academy Awards(R). The Company’s home entertainment business has grown to more than 7% market share and is an industry leader in box office-to-DVD revenue conversion rate.

Lionsgate handles a prestigious and prolific library of approximately 12,000 motion picture and television titles that is an important source of recurring revenue and serves as the foundation for the growth of the Company’s core businesses. The Lionsgate brand remains synonymous with original, daring, quality entertainment in markets around the world.
***
www.lionsgate.com
For further information, please contact:
Peter D. Wilkes
310-255-3726
pwilkes@lionsgate.com
The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films, budget overruns, limitations imposed by our credit facilities, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on June 1, 2010, which risk factors are incorporated herein by reference. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,
	2010	2010
	(Amounts in thousands,
	except share amounts)
ASSETS
Cash and cash equivalents	$78,568	$69,242
Restricted cash	24,260	4,123
Restricted investments	6,993	6,995
Accounts receivable, net of reserve for returns and allowances of $81,079 (March 31, 2010 - $87,978) and provision for doubtful accounts of $7,815 (March 31, 2010 - $7,676)	259,295	292,924
Investment in films and television programs, net	724,891	661,105
Property and equipment, net	11,605	12,414
Equity method investments	190,452	179,071
Goodwill	239,254	239,254
Other assets	57,556	62,027

Total assets	$1,592,874	$1,527,155

LIABILITIES
Senior revolving credit facility	$199,000	$17,000
Senior secured second-priority notes	225,453	225,155
Accounts payable and accrued liabilities	246,394	253,745
Participations and residuals	286,249	302,677
Film obligations and production loans	285,714	351,769
Subordinated notes and other financing obligations	195,421	192,036
Deferred revenue	156,223	130,851

Total liabilities	1,594,454	1,473,233

Commitments and contingencies

SHAREHOLDERS’ EQUITY (DEFICIENCY)

Common shares, no par value, 500,000,000 shares authorized, 119,987,198, and 117,951,754 shares issued at June 30, 2010 and March 31, 2010, respectively	532,607	521,164
Accumulated deficit	(524,699)	(460,631)
Accumulated other comprehensive loss	(9,488)	(6,611)

Total equity (deficiency)	(1,580)	53,922

Total liabilities and equity	$1,592,874	$1,527,155

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months	Three Months
	Ended	Ended
	June 30,	June 30,
	2010	2009
	(Amounts in thousands, except
	per share amounts)
Revenues	$326,584	$379,224
Expenses:
Direct operating	157,581	210,529
Distribution and marketing	140,059	83,975
General and administration	64,719	36,606
Depreciation and amortization	1,603	6,656

Total expenses	363,962	337,766

Operating income (loss)	(37,378)	41,458

Other expenses (income):
Interest expense
Contractual cash based interest	10,091	4,974
Amortization of debt discount and deferred financing costs	4,452	4,654

Total interest expense	14,543	9,628
Interest and other income	(387)	(423)
Gain on extinguishment of debt	—	(7,458)

Total other expenses, net	14,156	1,747

Income (loss) before equity interests and income taxes	(51,534)	39,711
Equity interests loss	(11,707)	(2,027)

Income (loss) before income taxes	(63,241)	37,684
Income tax provision	827	1,335

Net income (loss)	$(64,068)	$36,349

Basic Net Income (Loss) Per Common Share	$(0.54)	$0.31

Diluted Net Income (Loss) Per Common Share	$(0.54)	$0.30

Weighted average number of common shares outstanding:
Basic	118,226	117,073
Diluted	118,226	136,595

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months	Three Months
	Ended	Ended
	June 30,	June 30,
	2010	2009
	(Amounts in thousands)
Operating Activities:
Net income (loss)	$(64,068)	$36,349
Adjustments to reconcile net income (loss) to
net cash used in operating activities:
Depreciation of property and equipment	1,192	3,573
Amortization of intangible assets	411	3,083
Amortization of films and television programs	101,211	151,163
Amortization of debt discount and deferred financing costs	4,452	4,654
Non-cash stock-based compensation	22,196	3,729
Gain on extinguishment of debt	—	(7,458)
Equity interests loss	11,707	2,027
Changes in operating assets and liabilities:
Restricted cash	(17,071)	161
Accounts receivable, net	32,363	26,927
Investment in films and television programs	(165,905)	(213,575)
Other assets	2,437	1,227
Accounts payable and accrued liabilities	(1,542)	(99,342)
Participations and residuals	(16,361)	(34,969)
Film obligations	636	(19,130)
Deferred revenue	25,409	(12,786)

Net Cash Flows Used In Operating Activities	(62,933)	(154,367)

Investing Activities:
Purchases of restricted investments	(6,993)	—
Proceeds from the sale of restricted investments	6,995	—
Buy-out of the earn-out associated with the acquisition of Debmar-Mercury, LLC	(15,000)	—
Investment in equity method investees	(22,030)	(14,924)
Repayment of loans receivable	—	8,333
Purchases of property and equipment	(405)	(1,793)

Net Cash Flows Used In Investing Activities	(37,433)	(8,384)

Financing Activities:
Tax withholding requirements on equity awards	(1,497)	(417)
Proceeds from the issuance of mandatorily redeemable preferred stock units and common stock units related to the sale of 49% interest in TV Guide Network	—	113,372
Borrowings under senior revolving credit facility	243,000	—
Repayments of borrowings under senior revolving credit facility	(61,000)	—
Borrowings under individual production loans	13,737	83,117
Repayment of individual production loans	(83,146)	(67,977)
Production loan borrowings under Pennsylvania Regional Center credit facility	494	109
Production loan repayments under Pennsylvania Regional Center credit facility	(246)	(54)
Production loan borrowings under film credit facility	3,118	—
Production loan repayments under film credit facility	(419)	—
Restricted cash collateral requirement under the film credit facility	(3,666)	—
Repayment of other financing obligations	—	(134)

Net Cash Flows Provided By Financing Activities	110,375	128,016

Net Change In Cash And Cash Equivalents	10,009	(34,735)
Foreign Exchange Effects on Cash	(683)	1,700
Cash and Cash Equivalents — Beginning Of Period	69,242	134,879

Cash and Cash Equivalents — End Of Period	$78,568	$101,844

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, AS DEFINED AND EBITDA, AS ADJUSTED

	Three Months	Three Months
	Ended	Ended
	June 30,	June 30,
	2010	2009
	(Amounts in thousands)
Net income (loss)	$(64,068)	$36,349
Depreciation and amortization	1,603	6,656
Contractual cash paid Interest expense	10,091	4,974
Noncash interest expense	4,452	4,654
Interest and other income	(387)	(423)
Income tax provision	827	1,335
Equity interests loss	11,707	2,027
Gain on extinguishment of debt	—	(7,458)

EBITDA	$(35,775)	$48,114

Stock-based compensation	27,258	3,995
EBITDA attributable to TV Guide Network	2,257	261
Corporate defense charges	7,263	1,012
Non-risk prints and advertising expense	(14,658)	—

EBITDA, as adjusted	$(13,655)	$53,382

EBITDA is defined as earnings before interest, income tax provision, depreciation and amortization, equity interests, and gains or losses on extinguishment of debt and the sale of equity securities. EBITDA as defined, is a non-GAAP financial measure.
EBITDA as adjusted represents EBITDA as defined above adjusted for stock-based compensation, EBITDA attributable to TV Guide Network, certain corporate defense charges, and non-risk prints and advertising expense. Stock-based compensation represents compensation expenses associated with stock options, restricted share units and stock appreciation rights. EBITDA attributable to TV Guide Network represents the Company’s 51% share of TV Guide Network’s EBITDA for the three months ended June 30, 2010 and 2009. Corporate defense charges represent legal and other professional fees associated with a shareholder activist matter. Non-risk prints and advertising expense represents the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a guarantee that such expense will be recouped from the performance of the film (i.e. there is no risk of loss to the company) net of an amount of the estimated amortization of participation expense that would have been recorded if such amount had not been expensed. The amount is subtracted from EBITDA in the current quarter because there was no non-risk prints and advertising expense incurred and the amount represents the estimated amortization of participation expense that would have been recorded if such prior period amounts had not been expensed.
Management believes EBITDA as defined, and EBITDA as adjusted to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations. Presentation of EBITDA as defined, and EBITDA as adjusted, is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. While management considers EBITDA as defined, and EBITDA as adjusted, to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with Generally Accepted Accounting Principles. EBITDA as defined, and EBITDA as adjusted, do not reflect cash available to fund cash requirements. Not all companies calculate EBITDA as defined or EBITDA as adjusted, in the same manner and the measure as presented may not be comparable to similarly-titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF FREE CASH FLOW, AS DEFINED
TO NET CASH FLOWS USED IN OPERATING ACTIVITIES

	Three Months	Three Months
	Ended	Ended
	June 30,	June 30,
	2010	2009
	(Amounts in thousands)
Net Cash Flows Used In Operating Activities	$(62,933)	$(154,367)
Purchases of property and equipment	(405)	(1,793)
Net borrowings under and (repayment) of production loans	(66,710)	15,140
Restricted cash held in trust	16,800	—

Free Cash Flow, as defined	$(113,248)	$(141,020)

Free cash flow is defined as net cash flows used in operating activities, less purchases of property and equipment, plus or minus the net increase or decrease in production loans including production loan activity under the Company’s Film Credit Facility, plus restricted cash held in a trust to fund the Company’s cash severance obligations that would be due to certain executive officers should their employment be terminated “without cause,” (as defined), in connection with “change in control” of the Company, (as defined in each of their respective employment contracts). For purposes of the employment agreements with such executive officers, a “change in control” occurred on June 30, 2010 when a certain shareholder became the beneficial owner of 33% or more of the Company’s common shares. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films associated with production loans prior to the time the Company actually pays for the film. The Company believes that it is more meaningful to reflect the impact of the payment for these films in its free cash flow when the payments are actually made.
Free cash flow is a non-GAAP financial measure as defined in Regulation G promulgated by the Securities and Exchange Commission. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with Generally Accepted Accounting Principles.
Management believes this non-GAAP measure provides useful information to investors regarding cash that our operating businesses generate whether classified as operating or financing activity (related to the production of our films) within our GAAP based statement of cash flows, before taking into account cash movements that are non-operational. Free cash flow is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry. Not all companies calculate free cash flow in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF EBITDA, AS DEFINED
TO FREE CASH FLOW, AS DEFINED

	Three Months	Three Months
	Ended	Ended
	June 30,	June 30,
	2010	2009
	(Amounts in thousands)
EBITDA	$(35,775)	$48,114
Plus: Amortization of film and television programs	101,211	151,163
Less: Cash paid for film and television programs (1)	(231,979)	(217,565)

Cash paid for film and television programs in excess of amortization	(130,768)	(66,402)

Plus: Non-cash stock-based compensation	22,196	3,729

EBITDA adjusted for net investment in film and television programs and non-cash stock-based compensation	(144,347)	(14,559)

Changes in other operating assets and liabilities:
Restricted cash excluding funds held in trust	(271)	161
Accounts receivable, net	32,363	26,927
Other assets	2,437	1,227
Accounts payable and accrued liabilities	(1,542)	(99,342)
Participations and residuals	(16,361)	(34,969)
Deferred revenue	25,409	(12,786)

	42,035	(118,782)

Purchases of property and equipment	(405)	(1,793)
Interest, taxes and other (2)	(10,531)	(5,886)

Free Cash Flow, as defined	$(113,248)	$(141,020)

(1) Cash paid for film and television programs is calculated using the following amounts as presented in our consolidated statement of cash flows:

Change in investment in film and television programs	(165,905)	(213,575)
Change in film obligations	636	(19,130)
Borrowings under individual production loans	13,737	83,117
Repayment of individual production loans	(83,146)	(67,977)
Production loan borrowings under film credit facility	3,118	—
Production loan repayments under film credit facility	(419)	—

Total cash paid for film and television programs	(231,979)	(217,565)

(2) Interest, taxes and other consists of the following:

Contractual cash based interest	(10,091)	(4,974)
Interest and other income	387	423
Income tax provision	(827)	(1,335)

Total interest, taxes and other	(10,531)	(5,886)

This reconciliation is provided to illustrate the difference between our EBITDA, as defined and free cash flow, as defined, which are both separately reconciled to their corresponding GAAP metrics.